CONSENT OF INDEPENDENT AUDITORS



As independent auditors, we hereby consent to the use of our report dated February 28, 1995, relating the combined financial statements of Widia GmbH of Friedr. Krupp AG Hoesch-Krupp, and all references to our Firm included in or made a part of the Form 8-K/A (Amendment No. 1) of Cincinnati Milacron Inc. dated April 14, 1995.



Dusseldorf, Germany
April 14, 1995

                              Wirschaftsprufungsgesellschaft





                           Buiting                         Wiegand
                      Wirtschaftsprufer              Wirtschaftsprufer and
                                                 Certified Public Accountant